                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             Hamilton Bancorp Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                          (LOGO) HAMILTON BANCORP INC.






                                 April 30, 1998

Dear Stockholder:

         On behalf of the Board of Directors, I am pleased to extend to you an invitation to attend the Annual Meeting of Stockholders of Hamilton Bancorp Inc. to be held in Miami, Florida, on Friday, June 12, 1998, beginning at 9:30 a.m., Eastern Daylight Time.

         The notice of meeting and proxy statement which appear on the following pages contain information about matters which are to be considered at the meeting. During the meeting we will also review operation results for the past year and present other information concerning Hamilton Bancorp Inc. and its subsidiary, Hamilton Bank, N.A. The meeting should be interesting and informative, and we hope you will be able to attend.

         In order to ensure that your shares are voted at the meeting, please complete, date, sign and return the enclosed proxy in the enclosed postage-paid envelope at your earliest convenience. Every stockholder's vote is important, whether you own a few shares or many.

                                 Sincerely yours,


                                 Eduardo A. Masferrer
                                 Chairman and Chief Executive Officer






                  3750 N.W. 87th Avenue, Miami, Florida 33178

                              HAMILTON BANCORP INC.

                   3750 N.W. 87th Avenue, Miami, Florida 33178

                            NOTICE OF ANNUAL MEETING
                           TO BE HELD ON JUNE 12, 1998



                                                                  April 30, 1998


         The Annual Meeting of Stockholders (the "Meeting") of Hamilton Bancorp Inc. (the "Corporation") will be held at the offices of the Corporation at 3750 N.W. 87th Avenue, Miami, Florida, on Friday, June 12, 1998 at 9:30 a.m., Eastern Daylight Time, for the purpose of considering and acting on the following matters:

         1. a proposal to elect the six nominees named in the attached proxy statement as directors of the Corporation, in each case until their successors are duly elected and qualified;

         2. a proposal to approve the Corporation's 1998 Executive Incentive Compensation Plan; and

         3. such other business as may properly come before the Meeting or any adjournments thereof.

         All holders of record of the Corporation's Common Stock on the books of the Corporation at the close of business on April 20, 1998, are entitled to notice of and to vote at the Meeting.

                                   By Order of the Board of Directors.



                                   J. Reid Bingham
                                   Secretary

         WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE TO ENSURE THAT YOUR SHARES ARE VOTED AT THE MEETING. YOUR VOTE IS IMPORTANT, WHETHER YOU OWN A FEW SHARES OR MANY.

                              HAMILTON BANCORP INC.

                   3750 N.W. 87th Avenue, Miami, Florida 33178


                              ----------------------

                                 PROXY STATEMENT

                              ----------------------


GENERAL

         The enclosed proxy is solicited on behalf of the Board of Directors of Hamilton Bancorp Inc. (the "Corporation") in connection with the Annual Meeting of Stockholders of the Corporation and any adjournments or postponements thereof (the "Meeting") to be held at the offices of the Corporation at 3750 N.W. 87th Avenue, Miami, Florida, on June 12, 1998, at 9:30 a.m., Eastern Daylight Time. The accompanying form of proxy is for use at the Meeting if a stockholder does not attend the Meeting in person or wishes to have his shares voted by proxy even if he attends the Meeting. The proxy may be revoked by the person giving it at any time before it is exercised, by such person (i) giving written notice of such revocation to the Secretary of the Corporation, (ii) submitting a proxy having a later date or (iii) appearing at the Meeting and electing to vote in person. All shares represented by valid proxies received pursuant to this solicitation and not revoked before they are exercised will be voted in the manner specified thereon. If no specification is made, proxies will be voted in favor of approval of Proposals 1 and 2 described below. This proxy statement and the enclosed proxy and 1997 Annual Report to Stockholders (the "Annual Report") are being first mailed to the Corporation's stockholders entitled to notice of and to vote at the Meeting, on or about April 30, 1998. The Annual Report does not constitute "soliciting material" and is not to be deemed "filed" with the Securities and Exchange Commission (the "Commission").

         The Corporation will bear the cost of preparing this proxy statement and of soliciting proxies in the enclosed form. Proxies may be solicited by employees of the Corporation and its subsidiaries, either personally, by letter or by telephone. Such employees will not be specifically compensated for soliciting such proxies.

VOTING SECURITIES AND PRINCIPAL HOLDERS

         As of April 20, 1998 (the "Record Date"), the Corporation had outstanding 9,942,437 shares of common stock, par value $.01 per share ("Common Stock"). Each holder of Common Stock will have the right to one vote for each share of such stock standing in such holder's name on the books of the Corporation as of the close of business on the Record Date with respect to each matter voted on at the Meeting. The Corporation is not aware of any stockholder who was the beneficial owner of more than 5% of the outstanding shares of Common Stock on the Record Date except for (i) Mr. Eduardo A. Masferrer who reports beneficial ownership of 1,122,628 shares of Common Stock or 11.3% of the outstanding shares of Common Stock and (ii) Provident Investment Counsel, Inc.

which reported on a Schedule 13G filed with the Commission on February 10, 1998 that it beneficially owned at December 31, 1997 816,312 shares of Common Stock or 8.2% of the outstanding shares of Common Stock.

         The presence in person or by proxy of a majority of the shares of Common Stock outstanding on the Record Date will constitute a quorum for purposes of conducting business at the Meeting. For purposes of determining the votes cast with respect to any matter presented for consideration at the Meeting only those votes cast "FOR" or "AGAINST" are included. Abstentions and broker non-votes (i.e., shares held by brokers on behalf of their customers, which may not be voted on certain matters because the brokers have not received specific voting instructions from their customers with respect to such matters) will be counted solely for the purpose of determining whether a quorum is present.

PROPOSAL 1.  ELECTION OF DIRECTORS

INFORMATION AS TO DIRECTORS AND EXECUTIVE OFFICERS

         Directors of the Corporation will be elected by a plurality of the votes, represented in person or by proxy, cast at the Annual Meeting. Shares cannot be voted for a greater number of persons than the number of nominees named herein. Should any nominee be unavailable for election by reason of death or other unexpected occurrence, the enclosed proxy, to the extent permitted by applicable law, may be voted with discretionary authority in connection with the nomination by the Board of Directors and election of any substitute nominee. In addition, the Board may reduce the number of directors to be elected at the Meeting.

         The Board of Directors recommends that the stockholders elect the six
(6) nominees for directors listed below as directors of the Corporation, in each case until their successors are duly elected and qualified.

         PROXIES, UNLESS INDICATED TO THE CONTRARY, WILL BE VOTED "FOR" THE ELECTION OF THE SIX (6) NOMINEES NAMED BELOW, IN EACH CASE UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED.

         Listed below are the names of the six nominees to serve as directors, together with their ages, their principal occupations during the past five years, any other directorships they hold with companies having securities registered under the Securities Exchange Act of 1934 (the "1934 Act") and the years during which their current consecutive terms as directors of the Corporation first commenced. As of such date, no director beneficially owned more than 5% of the outstanding shares of Common Stock except for Mr. Masferrer who reports beneficial ownership of 11.3% of the outstanding shares of Common Stock. Also listed below are the other Executive Officers of the Corporation, together with their ages, their principal occupations during the past five years and any other directorships they hold with companies having securities registered under the 1934 Act.

DIRECTORS' NAME, AGE, PRINCIPAL OCCUPATION AND CERTAIN OTHER DIRECTORSHIPS

Eduardo A. Masferrer, age 49                                 Director Since 1988
         MR. MASFERRER has served as the Corporation's Chairman of the Board since 1988 and as its President and Chief Executive Officer since 1990. Mr. Masferrer has also served as a director of Hamilton Bank, N.A. (the "Bank") since his election in 1988, as Chief Executive Officer of the Bank since 1990 and as President of the Bank from 1990 to 1997. Mr. Masferrer is the husband of Ms. Maura A. Acosta.

Maura A. Acosta, age 48                                      Director Since 1997
         MS. ACOSTA has served as an Executive Vice President of the Corporation since 1997 and as First Vice President from 1993 to 1997. Ms. Acosta has also served as an Executive Vice President of the Bank since 1993 and as a Senior Vice President of the Bank from 1988 to 1993. Ms. Acosta is the wife of Mr. Eduardo A. Masferrer.

William Alexander, age 74                                    Director Since 1997
         MR. ALEXANDER has served as a director and Vice Chairman of the Bank since his election in 1988.

William Bickford, age 55                                     Director Since 1997
         MR. BICKFORD is a civil engineer and, since prior to 1993, has served as the President of Consulta, a construction and engineering firm located in Guatemala, as the President of Tritech, a distributor of industrial products in Central America and Mexico, and as the President of Precon, a construction and engineering firm located in Guatemala.

Thomas F. Gaffney, age 65                                    Director Since 1997
         MR. GAFFNEY currently serves as a director of various non-United States corporations and investment funds. From prior to 1993 to 1995, Mr. Gaffney served as the London general manager of Bankgesellshaft, Berlin and Landesbank, Berlin.

Virgilio E. Sosa, Jr., age 41                                Director Since 1997
         MR. SOSA is an architect and, since prior to 1993, has served as the President of Master Builders, Inc., a Panamanian construction company, and as the President of IDG, Inc., a Panamanian real estate holding company.

OTHER EXECUTIVE OFFICERS NAME, AGE, PRINCIPAL OCCUPATION AND CERTAIN OTHER DIRECTORSHIPS

Juan Carlos Bernace, age 37
         MR. BERNACE has served as an Executive Vice President of the Corporation since 1997 and as President, Senior Lending Officer and a Director of the Bank since November 1997, as Executive Vice President of the Bank from 1996 to 1997 and as Senior Vice President-Manager of Corporate Trade Finance of the Bank from 1993 to 1996. In addition to the foregoing, during the period from 1989 through 1993, Mr. Bernace held various positions with the Bank, including that of Vice President.

J. Reid Bingham, age 52
         MR. BINGHAM has served as General Counsel and Secretary of the Corporation and the Bank since 1996. Prior to joining the Corporation, Mr. Bingham was a partner in the law firms of Concepcion, Sexton, Bingham & Urdaneta from 1994 to 1996 and Kirkpatrick & Lockhart from prior to 1993 to 1994.

Maria Ferrer-Diaz, age 34
         MS. FERRER-DIAZ has served as Treasurer of the Corporation since 1995 and as Senior Vice President - Finance of the Corporation since 1997. Ms. Diaz has also served as a Senior Vice President of the Bank since 1995 and as a Vice President of the Bank from 1993 to 1995.

Guillermo Gomez, age 39
         MR. GOMEZ has served as Senior Vice President - Corporate Lending - of the Bank since January 1998. From 1996 to 1998 Mr. Gomez was Senior Vice President - Corporate and Private Lending and Cash Management at City National Bank of Florida and from prior to 1993 to 1996 Team Leader in Corporate Lending at Intercontinental Bank, Miami, Florida.

John M. R. Jacobs, age 48
         MR. JACOBS has served as a Senior Vice President - Commodities/Banking Relations of the Bank since January 1998 and as Vice President - Commodities Group of the Bank from January 1997 to January 1998. From prior to 1993 to 1997 Mr. Jacobs was Chief Financial Officer of Amerop Sugar Corporation, a sugar trader.

Adolfo Martinez, age 47
         MR. MARTINEZ has served as a Senior Vice President - Correspondent Banking and Structuring and Syndications (formerly Capital Markets) of the Bank since 1991. Prior to 1991 Mr. Martinez served as Vice President and Head of Corporate Finance with the First National Bank of Chicago's representative office in Mexico City.

Hector F. Ramirez, age 47
         MR. RAMIREZ has served as a Senior Vice President - Structured Finance of the Bank since March 1998 and as Vice President - Structured Finance Group of the Bank from 1996 to March 1998. From 1994 to 1996 Mr. Ramirez was Regional Manager for GE Capital Corp. and from prior to 1993 to 1994 Vice President and District Manager for Citibank, Florida.

Sergio Sotolongo, age 45
         MR. SOTOLONGO has served as Senior Vice President-International Banking Services of the Bank since 1996. From 1993 to 1996 Mr. Sotolongo served as a Senior Vice President and Deputy Manager of the international division of Popular Bank of South Florida.

John F. Stumpff, age 50
         MR. STUMPFF has served as Senior Vice President-Administration of the Bank since 1993. Prior to 1993 Mr. Stumpff served in the United States Coast Guard, attaining the rank of Captain.

OWNERSHIP OF EQUITY SECURITIES

         The following table sets forth information concerning the beneficial ownership of the Common Stock of the Corporation as of March 15, 1998 by (i) each director, (ii) each person known to the Corporation to be the beneficial owner of more than 5% of its outstanding Common Stock, (iii) the Chief Executive Officer and the other executive officers listed in the summary compensation table and (iv) all directors and executive officers of the Corporation as a group.


                                                 Amount and Nature of           Percentage of Outstanding
Name of Beneficial Owner                         Beneficial Ownership                  Shares Owned
------------------------                         --------------------                  ------------
Eduardo A. Masferrer....................             1,122,628 (1)                        11.3%

Maura A. Acosta.........................                66,937 (2)                          *

William Alexander ......................                53,542 (3)                          *

William Bickford .......................               324,019 (4)                         3.3%

Thomas F. Gaffney ......................                 1,000                              *

Virgilio E. Sosa, Jr. ..................               266,918 (5)                         2.7%

Juan Carlos Bernace.....................                50,150 (6)                          *

Adolfo Martinez ........................                16,250 (7)                          *

J. Reid Bingham.........................                25,800 (8)                          *

All Directors and executive officers
of the Corporation as a group,
including those listed above
(14 persons)                                         1,936,235 (9)                        19.2%

Provident Investment Counsel, Inc.
         300 N. Lake Ave.
         Pasadena, CA 91101                            816,312 (10)                        8.2%

------------------------
 *       Less than 1%

(1) Includes (i) 17,687 shares of Common Stock held by Mr. Masferrer and his wife, Maura A. Acosta, as joint tenants with rights of survivorship, (ii) 48,750 shares of Common Stock issuable upon the exercise of options granted to Mr. Masferrer under the 1993 Stock Option Plan for Key Employees and Directors (the A1993 Plan") and (iii) 403,000 shares of Common Stock held in trusts established by Mr. Masferrer for the benefit of Mr. Masferrer's and Ms. Acosta's children. Mr. Masferrer disclaims beneficial interest in the 403,000 shares of Common Stock held in foregoing trusts established by him, but is reporting such shares in this proxy in an over abundance of caution since the current trustee of the trusts is Mr. Masferrer's sister and some of the beneficiaries of the trusts are minor children living in Mr. Masferrer's household.


(2) Includes (i) 17,687 shares of Common Stock held by Ms. Acosta and her husband, Eduardo A. Masferrer, as joint tenants with rights of survivorship and (ii) 48,750 shares of Common Stock issuable upon the exercise of options granted to Ms. Acosta under the 1993 Plan. Does not include 1,104,941 shares of Common Stock reported as beneficially owned by Eduardo A. Masferrer or 19,163 shares of Common Stock issuable upon the exercise of options granted to Ms. Acosta under the 1993 Plan, which options are not currently exercisable.

(3) Includes 48,750 shares of Common Stock issuable upon the exercise of options granted to Mr. Alexander under the 1993 Plan.

(4) Represents 324,019 shares of Common Stock held by Iberoamerican Financial Corporation, a Panamanian corporation, of which Mr. Bickford is a significant shareholder.

(5) Includes 144,509 shares of Common Stock held by VES Ventures Inc., a Panamanian corporation, of which Mr. Sosa is principal shareholder.

(6) Includes 48,750 shares of Common Stock issuable upon the exercise of options granted to Mr. Bernace under the 1993 Plan. Does not include 48,396 shares of Common Stock issuable upon the exercise of options granted to Mr. Bernace under the 1993 Plan, which options are not currently exercisable.

(7) Represents 16,250 shares of Common Stock issuable upon the exercise of options granted to Mr. Martinez under the 1993 Plan. Does not include 11,484 shares of Common Stock issuable upon the exercise of options granted to Mr. Martinez under the 1993 Plan, which options are not currently exercisable.

(8) Includes 19,500 shares of Common Stock issuable upon the exercise of options granted to Mr. Bingham under the 1993 Plan. Does not include 12,253 shares of Common Stock issuable upon the exercise of options granted to Mr. Bingham under the 1993 Plan, which options are not currently exercisable.

(9) Includes an aggregate of 250,078 shares of Common Stock issuable upon the exercise of options granted under the 1993 Plan. Does not include an aggregate of 253,500 shares of Common Stock issuable upon the exercise of options granted under the 1993 Plan, which options are not currently exercisable. See footnotes (1) - (8) above.

(10) According to a Schedule 13G filed with the Commission on February 10, 1998 by Provident Investment Counsel, Inc., such entity beneficially owned 816,312 shares of Common Stock as of December 31, 1997, had the sole power to dispose of such shares, had the sole power to vote 760,112 of such shares and no power to vote 56,200 of such shares.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

         AUDIT COMMITTEE. The Audit Committee of the Board of Directors held one meeting in 1997. The principal responsibilities of the Committee are to ensure that the Board of Directors receives objective information regarding policies, procedures and activities of the Corporation with respect to auditing, accounting, internal accounting controls, financial reporting, regulatory matters and such other activities of the Corporation as may be directed by the Board of Directors. The following directors are the current members of the Audit
Committee: Messrs. William Bickford, Thomas F. Gaffney and Virgilio E. Sosa, Jr.

         COMPENSATION COMMITTEE. The Compensation Committee of the Board of Directors held one meeting in 1997. The Compensation Committee is authorized, among other things, to review and make recommendations to the Board of Directors regarding employee compensation, to administer various employee benefit plans and to monitor employment conditions and personnel policies. The following directors are the current members of the Compensation Committee: Messrs. William Bickford, Thomas F. Gaffney and Virgilio E. Sosa, Jr.

         ATTENDANCE. The Board of Directors of the Corporation held eight meetings in 1997. All of the directors attended at least 75% of the aggregate of the meetings of the Board of Directors of the Corporation, and of the above committees on which they served, during the period they were directors and members of such committees in 1997.

EXECUTIVE COMPENSATION.

         The following table sets forth the compensation paid by the Corporation, for services rendered during the past year to the five most highly compensated executive officers (the "Named Officers") of the Corporation and/or the Bank.

                           SUMMARY COMPENSATION TABLE

                                                                                                 LONG-TERM
                                                                                                COMPENSATION
                                                                                                   AWARDS
                                                        ANNUAL COMPENSATION                        ------
                                                        -------------------
                                                                                                 SECURITIES
                                                                           OTHER ANNUAL          UNDERLYING          ALL OTHER
             NAME AND                            SALARY        BONUS       COMPENSATION            OPTIONS         COMPENSATION
        PRINCIPAL POSITION           YEAR          ($)          ($)            ($)                    #                 ($)
        ------------------           ----        ------        -----       ------------         -------------      ------------
Eduardo A. Masferrer............     1997        705,400      798,058          9,500(1)                -0-           4,400(2)
   Chairman of the Board             1996        550,000      891,410        100,400(1)             48,750           2,375(2)
   President and Chief               1995        395,000      755,891         81,100(1)                -0-           2,055(2)
   Executive Officer

Maura A. Acosta.................     1997        191,800       60,000              -(3)             19,163           4,400(2)
   Executive Vice President          1996        160,000       46,000              -(3)             48,750           2,375(2)
                                     1995        145,671       46,000              -(3)                -0-           2,055(2)

Juan Carlos Bernace.............     1997        152,499       95,000              -(3)             48,396           4,400(2)
   Executive Vice President          1996        125,000       46,000              -(3)             48,750           2,375(2)
                                     1995        116,775       46,000              -(3)                -0-           2,055(2)


Adolfo Martinez.................     1997        125,000       71,000              -(3)             11,484           2,771(2)
   Senior Vice President of the      1996        115,000       12,000              -(3)              9,750           2,020(2)
   Bank                              1995        100,000       45,000              -(3)                -0-           1,875(2)

J. Reid Bingham.................     1997        150,000       30,000              -(3)             12,253           1,688(2)
   General Counsel and..........     1996(4)      37,500          -0-              -(3)             19,500             -0-
   Secretary

------------------------

(1) Represents Bank director fees paid to Mr. Masferrer during 1995, 1996 and the first three months of 1997.
(2) Represents matching and additional contributions made by the Corporation under its 401(k) plan.
(3) The aggregate amount of perquisites and other personal benefits provided to such Named Officer is less than 10% of the total annual salary and bonus of such officer.
(4) Mr. Bingham joined the Corporation on October 1, 1996.

DIRECTORS' COMPENSATION

         The Directors of the Corporation, other than executive officers, receive a quarterly retainer of $4,000 and a fee of $1,000 for each meeting of the Board or committee attended in excess of regular quarterly meetings of the Board and one meeting of each committee per year. The Corporation also reimburses all directors of the Corporation for all travel-related expenses incurred in connection with their activities as directors.

CORPORATION BONUS POLICY

         Historically, the Corporation has distributed an aggregate percentage of up to 11% (approximately 7% in 1997) of the Corporation's pre-tax net income, after the deduction of loan loss provisions ("Available Pre-Tax Net Income"), to its executive officers and other employees as bonuses. Five percent (5%) of the Available Pre-Tax Net Income has historically been distributed to Eduardo A. Masferrer, the Corporation's Chairman of the Board, President and Chief Executive Officer, although in 1997 the amount was 3%. Up to 6% (4% in 1997) of the Available Pre-Tax Net Income has historically been distributed to other employees based upon and in accordance with the following criteria: (i) each employee whose job performance was satisfactory or better, as determined by an appropriate department head, has received a bonus equal to two weeks' salary,
(ii) each employee whose quarterly job performance is significantly above average, as determined by an appropriate department head, has received an additional bonus equal to one week's salary for each quarter in which such a review is received and (iii) any remaining portion of the percentage is distributed to those employees who have made superior contributions to the Corporation during the year as determined by the Corporation's Personnel Management Committee. The Corporation may also make an additional contribution from the Available Pre-Tax Net Income to the 401(k) plan for its executive officers and other employees on behalf of all participants in the 401(k) plan at the end of the year ($.25 per participant in 1997). During the year ended December 31, 1997, $1,860,000 of Available Pre-Tax Net Income was distributed pursuant to the Corporation's bonus plan. In addition to the foregoing bonuses, members of the Structuring and Syndications Department (formerly the Capital Markets Department) may receive bonus compensation of up to 20% in the aggregate of actual net fees and commissions received by the Department from its syndication and placement activities ($71,000 in 1997).

CORPORATION STOCK OPTION PLAN

         In December 1993, the Corporation adopted the 1993 Stock Option Plan for Key Employees and Directors (the "1993 Plan"), pursuant to which 877,500 shares of Common Stock are currently reserved for issuance upon exercise of options. The 1993 Plan is designed as a means to retain and motivate key employees and directors. The Corporation's Compensation Committee, or in the absence thereof, the Board of Directors, administers and interprets the 1993 Plan and is authorized to grant options thereunder to all eligible employees of the Corporation, including executive officers and directors (whether or not they are employees) of the Corporation or affiliated companies. Options granted under the 1993 Plan are on such terms and at such prices as determined by the Compensation Committee, except that the per share exercise price of incentive stock options cannot be less than the fair market value of the Common Stock on the date of grant. Each option is exercisable after the period or periods specified in the option agreement, but no option may be exercisable after the expiration of ten years from the date of grant. The 1993 Plan will terminate on December 3, 2003, unless sooner terminated by the Corporation's Board of Directors. Options granted to an individual who owns (or is deemed to own) at least 10% of the total combined voting power of all classes of stock of the Corporation or its subsidiary must have an exercise price of at least 110% of the fair market value of the Common Stock on the date of grant, and a term of no more than five years. The 1993 Plan also authorizes the Corporation to make or guarantee loans to optionees to enable them to exercise their options. Such loans must (i) provide for recourse to the optionee, (ii) bear interest at a rate not less than the prime rate of interest, and (iii) be secured by the shares of Common Stock purchased. The Board of Directors has the authority to amend or terminate the 1993 Plan, provided that no such amendment may impair the rights of the holder of any outstanding option without the written consent of such holder, and provided further that certain amendments of the 1993 Plan are subject to stockholder approval.

         The following table sets forth certain information with respect to options to purchase shares of Common Stock granted under the Corporation's 1993 Plan to the Named Officers during the year ended December 31, 1997, and represents all options granted by the Corporation to such Named Officers for the period. In accordance with rules of the Commission, the table also describes the hypothetical gains that would exist for the respective options granted based on assumed rates of annual compounded stock appreciation of 5% and 10% from the date of grant to the end of the option term. These hypothetical gains are based on assumed rates of appreciation and, therefore, the actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock, overall stock market conditions and the Named Officer's continued employment with the Corporation. As a result, the amounts reflected in this table may not necessarily be achieved.

                        OPTION GRANTS IN LAST FISCAL YEAR


                                                                                               POTENTIAL REALIZABLE
                                                                                                VALUE AT ASSUMED
                                                                                              ANNUAL RATES OF STOCK
                                                                                                PRICE APPRECIATION
                                        INDIVIDUAL GRANTS                                         FOR OPTION TERM
                                        -----------------                                         ---------------

                                Number of
                               Securities    % of Total Options
                               Underlying        Granted to        Exercise
                                 Options        Employees in        Price     Expiration
Name                           Granted (#)       Fiscal Year        ($/Sh)        Date           5%           10%
----                           -----------       -----------        ------        ----           --           ---
Eduardo A. Masferrer ......        -0-                -                -           -              -            -

Maura A. Acosta ...........      19,163              9.9%           $29.125     12/31/07      $351,000     $889,503

Juan Carlos Bernace........      48,396             25.0%            29.125     12/31/07      $886,448   $2,246,433

Adolfo Martinez............      11,484              5.9%            29.125     12/31/07      $210,347     $533,061

J. Reid Bingham............      12,253              6.3%            29.125     12/31/07      $224,433     $568,757


         The following table shows information concerning the exercise of stock options during fiscal year 1997 by each of the Named Officers and the fiscal year-end value of their unexercised options.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES


                                                                                          VALUE OF UNEXERCISED
                                                           NUMBER OF UNEXERCISED          IN-THE-MONEY OPTIONS
                                 SHARES                    OPTIONS AT FY-END (#)            AT FY-END ($)(1)
                                ACQUIRED     VALUE         ---------------------            ----------------
                                   ON      REALIZED
            NAME                EXERCISE      ($)        EXERCISABLE/UNEXERCISABLE     EXERCISABLE/UNEXERCISABLE
     ------------------        ---------   --------      -------------------------     -------------------------
Eduardo A. Masferrer........      -0-         -0-              -0- / 48,750                 -0- / $1,419,844

Maura A. Acosta.............      -0-         -0-              -0- / 67,913                 -0- / $1,419,844

Juan Carlos Bernace.........      -0-         -0-              -0- / 97,146                 -0- / $1,419,844

Adolfo Martinez.............      -0-         -0-              -0- / 27,734                 -0- /   $473,282

J. Reid Bingham.............      -0-         -0-              -0- / 31,753                 -0- /   $567,938

---------------

(1) Represents the difference between the closing price of the Corporation's common stock on December 31, 1997 ($29.125) and the exercise price of the options multiplied by the number of shares represented by such options.

401(k) PLAN

         The Corporation maintains a 401(k) plan for its executive officers and other employees. Under the terms of the 401(k) plan, for each dollar contributed by an employee, the Corporation intends to contribute a discretionary amount on behalf of the participant (the "Matching Contribution"). In addition, at the end of the plan year, the Corporation may make an additional contribution from the Available Pre-Tax Net Income bonus pool on behalf of all participants at the end of the year ("Additional Contribution"). The amount that the Corporation contributes to the 401(k) plan has historically varied from year to year. During the year ended December 31, 1997, the Corporation made a $.25 Matching Contribution and a $.25 Additional Contribution on behalf of each participant in the aggregate amount of $128,000.

COMPENSATION COMMITTEE REPORT

         The Compensation Committee is composed of Messrs. William Bickford, Thomas F.

Gaffney and Virgilio E. Sosa, Jr. The three members of the Compensation Committee are non-employee directors.

         The Securities and Exchange Commission has adopted rules requiring public companies to provide detailed information regarding compensation and benefits provided to their chief executive officer and to the four most highly compensated executive officers, other than the chief executive officer, whose annual base salary and bonus compensation was in excess of $100,000.

COMPENSATION PHILOSOPHY

         The Corporation's Executive Compensation Program is designed to be closely linked to corporate performance and returns to stockholders. To this end, the Corporation has developed an overall compensation strategy and specific compensation plans that tie a very significant portion of executive compensation to the Corporation's success in meeting specified performance goals and to appreciation in the price of the Corporation's Common Stock. The overall objectives of this strategy are to attract and retain the best possible executive talent, to motivate these executives to achieve the goals inherent in the Corporation's business strategy, to link executive and stockholder interests and to provide a compensation package that recognizes individual contributions as well as overall business results.

         The Compensation Committee annually reviews the Corporation's results and personal performance and compares stock price appreciation with executive compensation levels. The Compensation Committee does not limit its compensation comparison to the financial services industry because the Corporation competes for executive talent both within and outside the banking industry. These annual reviews permit an ongoing evaluation of the link between the Corporation's executive compensation, its performance and the competitive market.

         The key elements of the Corporation's executive compensation consists of three components, each of which is intended to serve the overall compensation philosophy: base salary, an annual bonus and an Executive Incentive Stock Purchase Plan. The Compensation Committee's policies with respect to each of these elements, including the basis for the compensation awarded to Mr. Masferrer, the Corporation's Chairman, President and Chief Executive Officer, are discussed below. In addition, while the elements of compensation described below are considered separately, the Compensation Committee takes into account the full compensation package afforded by the Corporation to each individual, including pension benefits, insurance and other benefits, as well as the programs described below.

BASE SALARY

         Base salaries for executive officers are determined by evaluating the responsibilities of the executive's position and the experience of the individual, and by reference to the competitive marketplace for executive talent, including a comparison to base salaries for comparable positions at other companies.

         Executives' base salaries are reviewed by the Compensation Committee on an annual basis and adjustments are determined by (i) evaluating the performance of the Corporation and each executive officer, (ii) considering changes in responsibilities for executives, (iii) with respect to executive officers with responsibility for a particular business unit, considering the unit's financial results and (iv) considering increases in median pay levels for comparable positions at other companies and salary increases granted to other employees of the Corporation, aiming to implement similar increases to maintain a competitive position.

         The base salary for Mr. Masferrer in 1997 was $705,400 per year. This salary reflected a 28.25% increase over Mr. Masferrer's salary for 1996 and represented a merit increase for such period reflecting the 28.7% increased growth and 21.3% increased profitability of the Corporation and an increase reflecting his additional duties as Chairman and Chief Executive of a publicly traded company.

ANNUAL BONUS

         Pursuant to the Corporation's Annual Bonus Policy, executive officers are eligible for an annual cash bonus based on their contribution to the Corporation during the year. Historically the Corporation has distributed up to 11% (5% to Mr. Masferrer and 6% to other executive officers and employees) of its pre-tax net income, after the deduction of loan loss provisions ("Available Pre-Tax Net Income"), as bonuses to its executive officers and other employees. In 1997 the Corporation distributed approximately seven percent (7%) of the Available Pre-Tax Net Income, three percent (3%) to Mr. Masferrer and four percent (4%) to other executive officers and employees. The distribution to other executive officers and employees was made first as additional weeks' salary based upon a formula relating to each employee's periodic job performance evaluations, second as an additional contribution to the 401(k) plan for executive officers and other employees and the balance to those employees, including Executive Officers, who made superior contributions to the Corporation during the year.

         Under Section 162(m) of the Internal Revenue Code of 1986, as amended, publicly traded corporations such as the Corporation are not permitted to deduct compensation in excess of $1,000,000 paid to certain top executives, unless the compensation qualifies as "performance-based compensation". The annual cash bonus paid to Mr. Masferrer with respect to 1997 resulted in his compensation exceeding $1,000,000, but was deductible as "performance based compensation". For 1998 the Compensation Committee has set Mr. Masferrer's "performance based compensation" bonus percentage at five percent (5%) of Available Pre-Tax Net Income, although the Committee reserves the right to reduce this amount in its discretion after year end results are known. It is expected that if compensation paid to Mr. Masferrer with respect to 1998 exceeds $1,000,000, it will be deductible as "performance based compensation".

STOCK OPTIONS

         Under the Corporation's 1993 Plan, the Compensation Committee may grant options to purchase Common Stock at its then current market value. The Compensation Committee sets guidelines for the number of such awards based on factors including competitive compensation data, the importance of the executive's position, incentive towards achievement of future long-term goals, corporate performance and individual performance against objectives agreed upon between each employee and his or her manager. The options granted in 1997 vest in thirds twelve, eighteen and twenty-four months after the grant if the executive is then employed with the Corporation.

CONCLUSION

         Through the programs described above, a substantial portion of the Corporation's executive compensation is linked directly to individual and corporate performance and stock price appreciation. The Compensation Committee intends to continue the policy of directly linking a significant portion of executive compensation to corporate performance and stockholder returns.

                                                    COMPENSATION COMMITTEE

                                                    William Bickford
                                                    Thomas F. Gaffney
                                                    Virgilio E. Sosa, Jr.

CERTAIN TRANSACTIONS WITH MANAGEMENT

         From time to time, the Bank makes loans and extends credit to certain of the Corporation's and/or the Bank's officers and directors and to certain companies affiliated with such persons. In the opinion of the Corporation, all of such loans and extensions of credit were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other third parties. At December 31, 1997, an aggregate of $4.9 million of loans and extensions of credit were outstanding to executive officers and directors of the Corporation and/or the Bank and to companies affiliated with such persons.

PERFORMANCE GRAPH

         Set forth below is a line graph comparing the cumulative total stockholder return on the Corporation's Common Stock, based on the market price of the Common Stock, with the cumulative total return of companies on the Standard & Poor's 500 Stock Index and the NASDAQ Bank Index, for the period commencing March 31, 1997 and ended December 31, 1997. Returns are based upon the month-end to month-end price and assume dividends, if any, are reinvested. The graph assumes $100 was invested on March 31, 1997 in Corporation's Common Stock, the Standard & Poor's 500 Stock Index and the NASDAQ Bank Index.

                    PERFORMANCE GRAPH


                                                Nasdaq
                   HABK          S&P 500      Bank Index

03/31/97            100            100            100
04/30/97          111.6            106          102.2
05/30/97          124.6          112.4          108.6
06/30/97          155.1          117.5          116.4
07/31/97            142          126.8          125.3
08/29/97          146.4          119.7          124.3
09/30/97          159.4          126.3          137.2
10/31/97          176.8            122          137.9
11/28/97            163          127.7          143.5
12/31/97          168.8          129.9          157.2


PROPOSAL 2. APPROVAL OF THE CORPORATION'S 1998 EXECUTIVE INCENTIVE COMPENSATION PLAN

BACKGROUND AND PURPOSE

         The Board of Directors has adopted the Hamilton Bancorp Inc. 1998 Executive Incentive Compensation Plan (the "1998 Plan") and recommended that it be submitted to the Corporation's stockholders for their approval at the Annual Meeting. The terms of the 1998 Plan are the same as the Corporation's existing 1993 Stock Option Plan (the "1993 Plan") except the 1998 plan provides for 122,500 shares of Common Stock reserved for issuance upon exercise of options and also provides for performance or annual incentive awards that may be settled in cash, options or stock. The terms of the 1998 Plan provide for grants of stock options and performance or annual incentive awards that may be settled in cash, options or stock (collectively, "Awards"). The 1998 Plan does not supersede the 1993 Plan. The effective date of the 1998 Plan is as of January 1, 1998 (the "Effective Date") if approved by stockholders. No Awards have been made under the 1998 Plan as of the date of this Proxy Statement, except that the Compensation Committee has set Mr. Eduardo A. Masferrer's 1998 "performance based compensation" bonus percentage at five percent (5%) of the Corporations's 1998 pre-tax net income, after the deduction of loan loss provisions, subject to approval of the 1998 Plan by the Corporation's stockholders at the Annual Meeting.

         Stockholder approval of the Plan is required (i) for purposes of compliance with certain exclusions from the limitations of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), which are further described below, (ii) in order for the 1998 Plan to be eligible under the "plan lender" exemption from the margin requirements of Regulation G promulgated under the 1934 Act and (iii) by the rules of the NASDAQ National Market.

         Although most of the Awards authorized under the 1998 Plan are similar to those under the 1993 Plan, the Board determined to adopt an entirely new plan in order to qualify annual incentive awards and other performance-based awards for corporate tax deductions under Section 162(m) of the Code and to increase the number of shares of Common Stock that may be subject to Awards.

         The following is a summary of certain principal features of the 1998 Plan. This summary is qualified in its entirety by reference to the complete text of the 1998 Plan, which is attached to this Proxy Statement as Exhibit A. Stockholders are urged to read the actual text of the 1998 Plan in its entirety.

SHARES AVAILABLE FOR AWARDS; ANNUAL PER-PERSON LIMITATIONS

         Under the 1998 Plan, the total number of shares of Common Stock that may be subject to the granting of options at any time during the term of the Plan shall be equal to 122,500 shares, plus the number of shares with respect to which options previously granted under the 1998 Plan terminate, expire or are canceled without being exercised and the number of shares that are surrendered in payment of the exercise price of any options or any tax withholding requirements.

         In addition, the 1998 Plan imposes individual limitations on the amount of certain Awards, in part to comply with Code Section 162(m). Under these limitations, during any fiscal year the number of options granted to any one participant may not exceed 61,250 options, subject to adjustment in certain circumstances. The maximum amount that may be paid out as an annual incentive Award or other cash Award in any fiscal year to any one participant, and the maximum amount that may be earned as a performance Award or other cash Award in respect of a performance period by any one participant, is $5,000,000.

         The Compensation Committee is authorized to adjust the limitations applicable to the number of options that may be granted under the 1998 Plan or to any participant and is authorized to adjust outstanding Options (including adjustments to exercise prices of options and other affected terms of Options) in the event that a dividend or other distribution (whether in cash, shares of Common Stock or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange or other similar corporate transaction or event affects the Common Stock, so that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of participants. The Compensation Committee is also authorized to adjust performance conditions and other terms of Awards in response to these kinds of events or in response to changes in applicable laws, regulations or accounting principles.

ELIGIBILITY

         The persons eligible to receive Awards under the 1998 Plan are the officers, directors and employees of the Corporation and its subsidiaries. An employee on leave of absence may be considered as still in the employ of the Corporation or a subsidiary for purposes of eligibility for participation in the 1998 Plan.

ADMINISTRATION

         The 1998 Plan is to be administered by the Compensation Committee, each member of which must be a "non-employee director" as defined under Rule 16b-3 under the 1934 Act and an "outside director" for purposes of Section 162(m) of the Code. However, except as otherwise required to comply with Rule 16b-3 of the 1934 Act, or Section 162(m) of the Code, the Board may exercise any power or authority granted to the Compensation Committee. Subject to the terms of the 1998 Plan, the Compensation Committee or the Board is authorized to select eligible persons to receive Awards, determine the type and number of Awards to be granted and the number of shares of Common Stock to which Options will relate, specify times at which Options will be exercisable or settleable (including performance conditions that may be required as a condition thereof), set other terms and conditions of Awards, prescribe forms of Award agreements, interpret and specify rules and regulations relating to the 1998 Plan, and make all other determinations that may be necessary or advisable for the administration of the 1998 Plan.

STOCK OPTIONS

         The Compensation Committee or the Board is authorized to grant stock options, including both incentive stock options ("ISO's"), which can result in potentially favorable tax treatment to the participant, and non-qualified stock options. The exercise price per share subject to an option are determined by the Compensation Committee, but in the case of an ISO must not be less than the fair market value of a share of Common Stock on the date of grant. For purposes of the 1998 Plan, the term "fair market value" means the fair market value of Common Stock, Awards or other property as determined by the Compensation Committee or the Board or under procedures established by the Compensation Committee or the Board. Unless otherwise determined by the Compensation Committee or the Board, the fair market value of Common Stock as of any given date shall be the closing sales price per share of Common Stock as reported on the principal stock exchange or market on which Common Stock is traded on the immediately preceding day or, if there are no sales on that day, then on the last previous day on which a sale was reported. The maximum term of each option, the times at which each option will be exercisable, and provisions requiring forfeiture of unexercised options at or following termination of employment generally are fixed by the Compensation Committee or the Board, except that no option may have a term exceeding ten years. Unless further limited by the Compensation Committee in any option grant, options may be exercised by the payment of the exercise price in cash, by certified or official bank check or money order, with shares owned by the participant for more than 6 months, by authorization for the Corporation to withhold shares issuable upon exercise of the option, by a cashless exercise program with a broker or by any combination of the foregoing. The Compensation Committee in its sole discretion may accept a personal check in full or partial payment of any shares.

PERFORMANCE AWARDS, INCLUDING ANNUAL INCENTIVE AWARDS

         The right of a participant to exercise or receive a grant or settlement of an Award, and the timing thereof, may be subject to such performance conditions (including subjective individual goals) as may be specified by the Compensation Committee or the Board. In addition, the 1998 Plan authorizes specific annual incentive Awards, which represent a conditional right to receive cash, shares of Common Stock or other Awards upon achievement of certain preestablished performance goals and subjective individual goals during a specified fiscal year. Performance Awards and annual incentive Awards granted to persons whom the Compensation Committee expects will, for the year in which a deduction arises, be "covered employees" (as defined below) will, if and to the extent intended by the Compensation Committee, be subject to provisions that should qualify such Awards as "performance-based compensation" not subject to the limitation on tax deductibility by the Corporation under Code
Section 162(m). For purposes of Section 162(m), the term "covered employee" means the Corporation's chief executive officer and each other person whose compensation is required to be disclosed in the Corporation's filings with the Commission by reason of that person being among the four highest compensated officers of the Corporation as of the end of a taxable year. If and to the extent required under Section 162(m) of the Code, any power or authority relating to a performance Award or annual incentive Award intended to qualify under Section 162(m) of the Code is to be exercised by the Compensation Committee and not the Board.

         Subject to the requirements of the 1998 Plan, the Compensation Committee or the Board will determine performance Award and annual incentive Award terms, including the required levels of performance with respect to specified business criteria, the corresponding amounts payable upon achievement of such levels of performance, termination and forfeiture provisions and the form of settlement. In granting annual incentive or performance Awards, the Compensation Committee or the Board may establish unfunded award "pools," the amounts of which will be based upon the achievement of a performance goal or goals based on one or more of certain business criteria described in the 1998 Plan (including, for example, total stockholder return, net income, pretax earnings, EBITDA, earnings per share, and return on investment). During the first 90 days of a fiscal year or performance period, the Compensation Committee or the Board will determine who will potentially receive annual incentive or performance Awards for that fiscal year or performance period, either out of the pool or otherwise.

         After the end of each fiscal year or performance period, the Compensation Committee or the Board will determine (i) the amount of any pools and the maximum amount of potential annual incentive or performance Awards payable to each participant in the pools and (ii) the amount of any other potential annual incentive or performance Awards payable to participants in the 1998 Plan. The Compensation Committee or the Board may, in its discretion, determine that the amount payable as an annual incentive or performance Award will be reduced from the amount of any potential Award.

OTHER TERMS OF AWARDS

         Awards may be settled in the form of cash, shares of Common Stock or other Awards, in the discretion of the Compensation Committee or the Board. The Compensation Committee or the Board may condition any payment relating to an Award on the withholding of taxes and may provide that a portion of any shares of Common Stock or other property to be distributed will be withheld (or previously acquired shares of Common Stock or other property be surrendered by the participant) to satisfy withholding and other tax obligations. Awards granted under the 1998 Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant's death, except that the Compensation Committee or the Board may, in its discretion, permit transfers for estate planning or other purposes subject to any applicable restrictions under Rule 16b-3.

ACCELERATION OF VESTING; CHANGE IN CONTROL

         The Compensation Committee or the Board may, in its discretion, accelerate the exercisability, the lapsing of restrictions or the expiration of deferral or vesting periods of any Award, and such accelerated exercisability, lapse, expiration and if so provided in the Award agreement, vesting shall occur automatically in the case of a "change in control" of the Corporation, as defined in the 1998 Plan. For purposes of the 1998 Plan, the term "change in control" generally means approval by stockholders of any reorganization, merger or consolidation or other transaction or series of transactions if persons who were stockholders immediately prior to such reorganization, merger or consolidation or other transaction do not, immediately thereafter, own more than 50% of the combined voting power of the reorganized, merged or consolidated company's then outstanding, voting securities, or a liquidation or dissolution of the Corporation or the sale of all or substantially all of the assets of the Corporation (unless the reorganization, merger, consolidation or other corporate transaction, liquidation, dissolution or sale is subsequently abandoned).

AMENDMENT AND TERMINATION

         The Board of Directors may amend, alter, suspend, discontinue or terminate the 1998 Plan or the Compensation Committee's authority to grant Awards without further stockholder approval, except stockholder approval must be obtained for any amendment or alteration if such approval is required by law or regulation or under the rules of any stock exchange or quotation system on which shares of Common Stock are then listed or quoted. Thus, stockholder approval may not necessarily be required for every amendment to the 1998 Plan which might increase the cost of the 1998 Plan or alter the eligibility of persons to receive Awards. Unless earlier terminated by the Board, the 1998 Plan will terminate on January 1, 2008.

SECURITIES ACT REGISTRATION

         The Corporation intends to register the shares of Common Stock available for Awards under the 1998 Plan pursuant to a Registration Statement on Form S-8 filed with the Commission.

FEDERAL INCOME TAX CONSEQUENCES OF AWARDS OF OPTIONS

         The following is a brief description of the federal income tax consequences generally arising with respect to Awards of options under the 1998 Plan.

         The grant of an option will create no tax consequences for the participant or the Corporation. A participant will not have taxable income upon exercising an ISO (except that the alternative minimum tax may apply). Upon exercising an option other than an ISO, the participant must generally recognize ordinary income equal to the difference between the exercise price and the fair market value of the freely transferable and non-forfeitable shares of Common Stock acquired on the date of exercise.

         Upon a disposition of shares of Common Stock acquired upon exercise of an ISO before the end of the applicable ISO holding periods, the participant must generally recognize ordinary income equal to the lesser of (i) the fair market value of the shares of Common Stock at the date of exercise of the ISO minus the exercise price, or (ii) the amount realized upon the disposition of the ISO shares of Common Stock minus the exercise price. Otherwise, a participant's disposition of shares of Common Stock acquired upon the exercise of an option (including an ISO for which the ISO holding periods are met) generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant's tax basis in such shares of Common Stock (the tax basis generally being the exercise price plus any amount previously recognized as ordinary income in connection with the exercise of the option).

         The Corporation generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with an option. The Corporation generally is not entitled to a tax deduction relating to amounts that represent a capital gain to a participant. Accordingly, the Corporation will not be entitled to any tax deduction with respect to an ISO if the participant holds the shares of Common Stock for the ISO holding periods prior to disposition of the shares.

         The Omnibus Budget Reconciliation Act of 1993 added Section 162(m) to the Code, which generally disallows a public company's tax deduction for compensation to covered employees in excess of $1 million in any tax year beginning on or after January 1, 1994. Compensation that qualifies as "performance-based compensation" is excluded from the $1 million deductibility cap, and therefore remains fully deductible by the company that pays it. As discussed above, the Corporation intends that options and certain other Awards granted to employees whom the Compensation Committee expects to be covered employees at the time a deduction arises in connection with such Awards, qualify as such "performance-based compensation," so that such Awards will not be subject to the Section 162(m) deductibility cap of $1 million. Future changes in
Section 162(m) or the regulations thereunder may adversely affect the ability of the Corporation to ensure that options or other Awards under the 1998 Plan will qualify as "performance-based compensation" that is fully deductible by the Corporation under Section 162(m).

         The foregoing discussion, which is general in nature and is not intended to be a complete description of the federal income tax consequences of the 1998 Plan, is intended for the information of stockholders considering how to vote at the Annual Meeting and not as tax guidance to participants in the 1998 Plan. This discussion does not address the effects of other federal taxes or taxes imposed under state, local or foreign tax laws. Participants in the 1998 Plan should consult a tax advisor as to the tax consequences of participation.

         NEW PLAN BENEFITS. As described above, the selection of employees who will receive awards under the 1998 Plan, if it is approved by the stockholders, and the size and type of Awards will be determined by the Compensation Committee in its discretion. Except as described below, no

Awards have been made under the 1998 Plan, nor are any such Awards now determinable. Accordingly it is not possible to predict the benefits or amounts that will be received by, or allocated to, particular individuals or groups of employees in 1998. As also indicated above, the Compensation Committee has set Mr. Eduardo A. Masferrer's 1998 "performance based compensation" bonus percentage at five percent (5%) of the Corporations's 1998 pre-tax net income, after the deduction of loan loss provisions, subject to approval of the 1998 Plan by the Corporation's stockholders at the Annual Meeting. Accordingly, the Dollar amount of such bonus is not determinable until the results for 1998 and the final loan loss provisions are known.

         REQUIRED VOTE. The affirmative vote of a majority of the shares of Common Stock, represented in person or by proxy, cast at the Annual Meeting is required to approve the 1998 Executive Incentive Compensation Plan.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE 1998 EXECUTIVE INCENTIVE COMPENSATION PLAN.

         PROXIES, UNLESS INDICATED TO THE CONTRARY, WILL BE VOTED "FOR" THE APPROVAL OF THE 1998 EXECUTIVE INCENTIVE COMPENSATION PLAN.

APPOINTMENT OF INDEPENDENT AUDITORS

         The Board of Directors of the Corporation has reappointed Deloitte & Touche as independent auditors to audit the financial statements of the Corporation for the current fiscal year.

         Representatives of Deloitte & Touche are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

STOCKHOLDERS PROPOSALS

         Proposals of stockholders intended to be presented at the next annual meeting of the Corporation, expected to be held in June 1999, must be in writing and received by the Secretary of the Corporation at its main offices, 3750 N.W. 87 Avenue, Miami, Florida 33178, no later than January 1, 1999. If such proposal or proposals are in compliance with applicable rules and regulations, they will be included in the Corporation's proxy statement and form a proxy for that meeting.

                                 BY ORDER OF THE BOARD OF DIRECTORS

                                 J. Reid Bingham
                                 Secretary

                                                                       EXHIBIT A



                              HAMILTON BANCORP INC.

                   1998 EXECUTIVE INCENTIVE COMPENSATION PLAN

         1. PURPOSE. The purpose of this Plan is to advance the interests of Hamilton Bancorp Inc. (the "Company") by providing an additional incentive to attract and retain qualified and competent persons who are key employees or directors of the Company or its subsidiaries or affiliated entities, and upon whose efforts and judgment the success of the Company is largely dependent.

         2. DEFINITIONS. As used herein, the following terms shall have the meaning indicated:

         (a) "Affiliate" shall mean any corporation other than the Company that is a member of an affiliated group of corporations, as defined in
         Section 1504 (determined without regard to Section 1504(b)) of the Internal Revenue Code, of which the Company is a member.

         (b) "Annual Incentive Award"shall mean a conditional right granted to a Participant under Section 13(c) hereof to receive a cash payment or other Award, unless otherwise determined by the Committee, after the end of a specified fiscal year.

         (c) "Award"shall mean any Option, Performance Award or Annual Incentive Award, together with any other right or interest granted to a Participant under the Plan.

         (d) "Board" shall mean the Board of Directors of the Company.

         (e) "Committee" shall mean the compensation committee appointed by the Board (as described in Section 14 hereof) or, if such a committee does not exist, the Board.

         (f) "Common Stock" shall mean the 1 cent par value Common Stock of the Company.

         (g) "Covered Employee" shall mean any individual who, on the last day of the taxable year of the Company, is (i) the Chief Executive Officer of the Company or is acting in such capacity (the "CEO"), (ii) among the four highest compensated officers of the Company and its Affiliates (other than the CEO), or (iii) otherwise considered to be a "Covered Employee" within the meaning of Section 162(m) of the Internal Revenue Code and the regulations promulgated thereunder.

         (h) "Director" shall mean a member of the Board.

         (i) "Eligible Person" means each Officer of the Company (as defined under the Exchange Act) and other officers, directors and employees of the Company or of any Subsidiary. An employee on leave of absence may be considered as still in the employ of the Company or a Subsidiary for purposes of eligibility for participation in the Plan.

         (j) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         (k) "Fair Market Value" of a Share on any date of reference shall be the "Closing Price" (as defined below) of the Common Stock on the business day immediately preceding such date or, if there are no sales on that date, then on the last previous day on which a sale was reported, unless the Committee in its sole discretion shall determine otherwise in a fair and uniform manner. For the purpose of determining Fair Market Value, the "Closing Price" of the Common Stock on any business day shall be (i) if the Common Stock is listed or admitted for trading on any United States national securities exchange, or if actual transactions are otherwise reported on a consolidated transaction reporting system, the last reported sale price of Common Stock on such exchange or reporting system, as reported in any newspaper of general circulation, (ii) if the Common Stock is quoted on the National Association of Securities Dealers Automated Quotations System ("Nasdaq"), or any similar system of automated dissemination of quotations of securities prices in common use, the last reported sale price of Common Stock for such day on such system, or (ii) if neither clause (i) or (ii) is applicable, the mean between the high bid and low asked quotations for the Common Stock as reported by the National Quotation Bureau, Incorporated if at least two securities dealers have inserted both bid and asked quotations for Common Stock on at least five of the ten preceding days. If neither (i), (ii), or (iii) above is applicable, then Fair Market Value shall be determined in good faith by the Committee in a fair and uniform manner.

         (l) "Incentive Stock Option" shall mean an incentive stock option as defined in Section 422 of the Internal Revenue Code.

         (m) "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         (n) "Non-Employee Director" shall refer to a Director who is not an employee of the Company or any Subsidiary.

         (o) "Non-Qualified Stock Option" shall mean an Option which is not an Incentive Stock Option.

         (p) "Officer" shall mean the Company's president, principal financial officer, principal accounting officer and any other person who the Company identifies as an executive officer.

         (q) "Option" shall mean any option granted under this Plan.

         (r) "Outside Director" shall mean a member of the Board who (i) is not a current employee of the Company or any Affiliate; (ii) is not a former employee of the Company or any Affiliate who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year; (iii) has not been an officer of the Company or any Affiliate; (iv) does not receive remuneration either directly or indirectly, in any capacity other than as a director; and (v) satisfies any other conditions that shall from time to time be required to qualify as an "outside director" under
         Section 162(m) of the Internal Revenue Code and the regulations thereunder and as a "Non-Employee Director" under Rule 16b-3 promulgated under the Exchange Act. For this purpose, "Remuneration" shall have the meaning afforded that term pursuant to Treasury Regulations issued under Section 162(m) of the Internal Revenue Code, and shall exclude any de minimis remuneration excluded under those Treasury Regulations.

         (s) "Participant" shall mean a person to whom an Award is granted under this Plan or any person who succeeds to the rights of such person under this Plan by reason of the death of such person;

         (t) "Performance Award" means a right, granted to a Eligible Person under Section 13 hereof, to receive Awards based upon performance criteria specified by the Committee or the Board.

         (u) "Plan" shall mean this Executive Incentive Compensation Plan.

         (v) "Share" shall mean a share of the Common Stock.

         (w) "Subsidiary" shall mean any corporation (other than the Company) in any unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         3. SHARES AND OPTIONS. The Company may grant to Participants from time to time Options to purchase an aggregate of up to One Hundred Twenty-two Thousand Five Hundred (122,500) Shares from Shares held in the Company's treasury or from authorized and unissued Shares. If any Option granted under the Plan shall terminate, expire, or be canceled or surrendered as to any Shares, new Options may thereafter be granted covering such Shares. An Option granted hereunder shall be either an Incentive Stock Option or a Non-Qualified Stock Option as determined by the Committee at the time of grant of such Option, and shall clearly state, whether it is an Incentive Stock Option or Non-Qualified Stock Option. All Options shall be granted within 10 years from the effective date of this Plan.

         4. DOLLAR LIMITATION. Options otherwise qualifying as Incentive Stock Options hereunder will not be treated as Incentive Stock Options to the extent that the aggregate fair market value (determined at the time the Option is granted) of the Shares, with respect to which Options meeting the requirements of Internal Revenue Code Section 422(b) are exercisable for the first time by any individual during any calendar year (under all plans of the Company), exceeds $100,000.

         5. CONDITIONS FOR GRANT OF OPTIONS

         (a) Each Option shall be evidenced by an option agreement that may contain any term deemed necessary or desirable by the Committee, provided such terms are not inconsistent with this Plan or any applicable law. Participants shall be those persons selected by the Committee in its sole discretion. Any person who files with the Committee, in a form satisfactory to the Committee, a written waiver of eligibility to receive any Option under this Plan shall not be eligible to receive any Option under this Plan for the duration of such waiver.

         (b) In granting Options, the Committee may take into consideration the contribution the person has made to the success of the Company and its subsidiaries and such other factors as the Committee shall determine. The Committee shall also have the authority to consult with and receive recommendations from Officers and other personnel of the Company with regard to these matters. The Committee may from time in granting Options under the Plan prescribe such other terms and conditions concerning such Options as it deems appropriate, including, without limitation, (i) prescribing the date or dates on which the Option becomes exercisable, (ii) providing that the Option rights accrue or become exercisable in installments over a period of years, or upon the attainment of stated goals or both, or (iii) if applicable, relating an Option to the continued employment of the Participant for a specified period of time, provided that such terms and conditions are not more favorable to a Participant than those expressly permitted herein.

         (c) If applicable, the Options granted to employees under this Plan shall be in addition to regular salaries, pension, life insurance or other benefits related to their employment or other relationship with the Company. Neither the Plan nor any Option granted under the Plan shall confer upon any person any right to employment or continuance of employment by the Company.

         (d) Notwithstanding any other provision of this Plan, and in addition to any other requirements of this Plan, the aggregate number of Shares with respect to which Options may be granted to any one Participant may not exceed 61,250, subject to adjustment as provided in Section 10(a) hereof.

         (e) Notwithstanding any other provision of this Plan, and in addition to any other requirements of this plan, Options may not be granted to a Covered Employee unless the grant of such Option is authorized by, and all of the terms of such Options are determined by, a Committee that is appointed in accordance with Section 14 of this Plan and all of whose members are Outside Directors.

         (f) Incentive Stock Options may not be granted to any Non-Employee Directors.

         6. EXERCISE PRICE. The exercise price per Share of any Option shall be any price determined by the Committee but shall not be less than the par value per Share; provided, however, that in no event shall the exercise price per Share of any Incentive Stock Option be less than the Fair Market Value of the Shares underlying such Option on the date such Option is granted.

         7. EXERCISE OF OPTIONS.

         (a) An Option shall be deemed exercised when (i) the Company has received written notice of such exercise in accordance with the terms of the Option (ii) full payment of the aggregate exercise price of the Shares as to which the Option is exercised has been made and (iii) arrangements that are satisfactory to the Committee, in its sole discretion, have been made for the Participant's payment to the Company of the amount that is necessary for the Company employing the Participant to withhold in accordance with applicable Federal or state tax withholding requirements.

         (b) Unless further limited by the Committee in any Option, the option price of any Shares purchased shall be paid (i) in cash, (ii) by certified or official bank check, (iii) by money order, (iv) with Shares owned by the Participant that have been owned by the Participant for more than 6 months on the date of surrender or such other period as may be required to avoid a charge to the Company's earnings for financial accounting purposes, (v) by authorization for the Company to withhold Shares issuable upon exercise of the Option, (vi) by arrangement with a broker that is acceptable to the Committee where payment of the Option price is made pursuant to an irrevocable direction to the broker to deliver all or part of the proceeds from the sale of the Option Shares to the Company in payment of the Option price, or (vii) any combination of the foregoing. The Committee in its sole discretion may accept a personal check in full or partial payment of any Shares. If the exercise price is paid in whole or in part with Shares, the value of the Shares surrendered shall be their Fair Market Value on the date the Option is exercises. The Company in its sole discretion may, on an individual basis or pursuant to a general program established in connection with this Plan, and subject to applicable law, lend money to a Participant, guarantee a loan to a Participant, or otherwise assist a Participant to obtain the cash necessary to exercise all or a portion of an Option granted hereunder or to pay any tax liability of the Participant attributable to such exercise. If the exercise price is paid in whole or part with Participant's promissory note, such note shall (i) provide for full recourse to the maker, (ii) be collateralized by the pledge of the Shares that the Participant purchases upon exercise of such option, (iii) bear interest at a rate no less than the prime rate of the Company's principal bank subsidiary and (iv) contain such other terms as the Board in its sole discretion shall reasonably require.

         (c) No Participant shall be deemed to be a holder of any Shares subject to an Option unless and until a stock certificate or certificates for such Shares are issued to such person(s) under the terms of this Plan. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as expressly provided in Section 10 hereof.

         8. EXERCISABILITY OF OPTIONS. Any Option shall become exercisable in such amounts, at such intervals and upon such terms as the Committee shall provide in such Option, except as otherwise provided in this Section 8.

         (a) The expiration date of an Option shall be determined by the Committee at the time of grant, but in no event shall an Option be exercisable after the expiration of 10 years from the date of grant of the Option.

         (b) Unless otherwise provided in any Option, each outstanding Option shall become immediately fully exercisable:

                  (i) if there occurs any transaction (which shall include a series of transactions occurring, within 60 days or occurring pursuant to a plan), that has the result that stockholders of the Company immediately before such transaction cease to own at least fifty percent (50%) of the voting stock of the Company or of any entity that results from the participation of the Company in a reorganization, consolidation, merger, liquidation or any other form of corporate transaction;

                  (ii) if the stockholders of the Company shall approve a plan of merger, consolidation, reorganization, liquidation or dissolution in which the Company does not survive (unless the approved merger, consolidation, reorganization, liquidation or dissolution is subsequently abandoned); or

                  (iii) if the stockholders of the Company shall approve a plan for the sale, lease, exchange or other disposition of all or substantially all the property and assets of the Company (unless such plan is subsequently abandoned).

         (c) The Committee may in its sole discretion accelerate the date on which any Option may be exercised and may accelerate the vesting of any Shares subject to any Option or previously acquired by the exercise of any Option.

         9.  TERMINATION OF OPTION PERIOD.

         (a) The unexercised portion of any Option granted to a Participant shall automatically and without notice terminate and become null and void at the time of the earliest to occur of the following:

                  (i) three months after the date on which the Participant's employment with the Company or any Subsidiary, or service as a Director or as a director of any Subsidiary, is terminated or, in the case of a Non-Qualified Stock Option and unless the Committee shall otherwise determine in writing in its sole discretion, the date on which the Participant's employment with the Company or any Subsidiary, or service as a Director or as a director of any Subsidiary, is terminated, in either case for any reason other than by reason of (a) Cause, which shall mean "Cause" under such Participant's employment agreement, if any, and which, solely for purposes of this Plan, also shall mean the termination of the Participant's employment or the removal of the Participant as a Director or as a director of any Subsidiary by reason of the Participant's willful misconduct or gross negligence,
                           (b) the Participant's mental or physical disability (within the meaning of Internal Revenue Code Section 22(e)) as determined by a medical doctor satisfactory to the Committee or (c) the Participant's death;

                  (ii) immediately upon the termination of the Participant's employment with the Company or any Subsidiary, or service as a Director or as a director of any Subsidiary, for Cause;

                  (iii) twelve months after the date on which the Participant's employment with the Company or any Subsidiary, or service as a Director or as a director of any Subsidiary, is terminated by reason of mental or physical disability (within the meaning of Internal Revenue Code Section 22(e)) as determined by a medical doctor satisfactory to the Committee, or

                  (iv) (a) twelve months after the date of the Participant's death or (b) three months after the date of the Participant's death if such death shall occur during the twelve month period specified in Subsection 9(a)(iii) hereof.

         (b) The Committee in its sole discretion may by giving written notice ("cancellation notice") cancel, effective upon the date of the consummation of any corporate transaction described in Subsections 8(b)(ii) or (iii) hereof, any Option that remains unexercised on such date. Such cancellation notice shall be given a reasonable period of time prior to the proposed date of such cancellation and may be given either before or after approval of such corporate transaction.

         10. ADJUSTMENT OF SHARES.

         (a) If at any time while the Plan is in effect or unexercised Options are outstanding, there shall be any increase or decrease in the number of issued and outstanding Shares through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination or exchange of Shares, then and in such event:

                  (i) appropriate adjustment shall be made in the maximum number of shares available for grant under the Plan, so that the same percentage of the Company's issued and outstanding Shares shall continue to be subject to being so optioned; and

                  (ii) appropriate adjustment shall be made in the number of Shares and the exercise price per Share thereof then subject to any outstanding Option, so that the same percentage of the Company's issued and outstanding Shares shall remain subject to purchase at the same aggregate exercise price.

         (b) Subject to the specific terms of any Option, the Committee may change the terms of Options outstanding under this Plan, with respect to the option price or the number of Shares subject to the Options, or both, when, in the Committee's sole discretion, such adjustments become appropriate by reason of a corporate transaction described in Subsections 8(b)(ii) or (iii) hereof.

         (c) Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with direct sale or upon the exercise of rights or warrants to subscribe thereof, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to the number of or exercise price of Shares then subject to outstanding Options granted under the Plan.

         (d) Without limiting the generality of the foregoing, the existence of outstanding Options granted under the Plan shall not affect in any manner the right or power of the Company to make, authorize or consummate (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business; (ii) any merger or consolidation of the Company; (iii) any issue by the Company of debt securities, or preferred or preference stock that would rank above the Shares subject to outstanding Options;
         (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (vi) any other corporate act or proceeding, whether of a similar character or otherwise.

         11. TRANSFERABILITY OF OPTIONS AND SHARES.

         (a) No Incentive Stock Option, and unless the Committee's prior written consent is obtained (which consent may be obtained at the time an Option is granted) and the transaction does not violate the requirements of Rule 16-B-3 promulgated under the Exchange Act no Non-Qualified Stock Option, shall be subject to alienation, assignment, pledge, charge or other transfer other than by the Participant by will or the laws of descent and distribution, and any attempt to make any such prohibited transfer shall be void. Each Option shall be exercisable during the Participant's lifetime only by the Participant, or in the case of a Non-Qualified Stock Option that has been assigned or otherwise transferred with the Committee's prior written consent, only by the assignee consented to by the Committee.

         (b) Unless the Committee's prior written consent is obtained (which consent may be obtained at the time an Option is granted) and the transaction does not violate the requirements of Rule 16b-3 promulgated under the Exchange Act, no Shares acquired by an Officer, as that term is defined under Rule 16b-3, of the Company or Director or a director of any Subsidiary pursuant to the exercise of an Option may be sold, assigned, pledged or otherwise transferred prior to the expiration of the six-month period following the date on which the Option was granted.

         12. ISSUANCE OF SHARES. As a condition of any sale or issuance of Shares upon exercise of any Option, the Committee may require such agreements or undertakings, if any, as the Committee may deem necessary or advisable to assure compliance with any such law or regulation including, but not limited to, the following:

         (a) a representation and warranty by the Participant to the Company, at the time any Option is exercised, that he is acquiring the Shares to be issued to him for investment and not with a view to, or for sale in connection with, the distribution of any such Shares; and

         (b) a representation, warranty and/or agreement to be bound by any legends that are, in the opinion of the Committee, necessary or appropriate to comply with the provisions of any securities law deemed by the Committee to be applicable to the issuance of the Shares and are endorsed upon the Share certificates.

         13. PERFORMANCE AND ANNUAL INCENTIVE AWARDS.

         (a) Performance Conditions. The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee or the Board. The Committee or the Board may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce the amounts payable under any Award subject to performance conditions, except as limited under Sections 13(b) and 13(c) hereof in the case of a Performance Award or Annual Incentive Award intended to qualify under Code Section 162(m). If and to the extent required under Code Section 162(m), any power or authority relating to a Performance Award or Annual Incentive Award intended to qualify under Code Section 162(m), shall be exercised by the Committee and not the Board.

         (b) Performance Awards Granted to Designated Covered Employees. If and to the extent that the Committee determines that a Performance Award to be granted to an Eligible Person who is designated by the Committee as likely to be a Covered Employee should qualify as "performance-based compensation" for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Performance Award shall be contingent upon achievement of preestablished performance goals and other terms set forth in this Section 13(b).

                  (i) Performance Goals Generally. The performance goals for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 13(b). Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being "substantially uncertain." The Committee may determine that such Performance Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

                  (ii) Business Criteria. One or more of the following business criteria for the Company, on a consolidated basis, and/or specified subsidiaries or business units of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used exclusively by the Committee in establishing performance goals for such Performance Awards: (1) total stockholder return; (2) such total stockholder return as compared to total return (on a comparable basis) of a publicly available index such as, but not limited to, the Standard & Poor's 500 Stock Index or the S&P Specialty Retailer Index; (3) net income; (4) pretax earnings; (5) earnings before interest expense, taxes, depreciation and amortization; (6) pretax operating earnings after interest expense and before bonuses, service fees, and extraordinary or special items; (7) operating margin; (8) earnings per share;
                           (9) return on equity; (10) return on capital; (11) return on investment; (12) operating earnings; (13) working capital or inventory; and (14) ratio of debt to stockholders' equity. One or more of the foregoing business criteria shall also be exclusively used in establishing performance goals for Annual Incentive Awards granted to a Covered Employee under Section 13(c) hereof that are intended to qualify as Aperformance-based compensation" under Code Section 162(m).

                  (iii) Performance Period; Timing For Establishing Performance Goals. Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period of up to ten years, as specified by the Committee. Performance goals shall be established not later than 90 days after the beginning of any performance period applicable to such Performance Awards, or at such other date as may be required or permitted for "performance-based compensation" under Code Section 162(m).

                  (iv) Performance Award Pool. The Committee may establish a Performance Award pool, which shall be an unfunded pool, for purposes of measuring

                           Company performance in connection with Performance Awards. The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 13(b)(ii) hereof during the given performance period, as specified by the Committee in accordance with Section 13(b)(iii) hereof. The Committee may specify the amount of the Performance Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

                  (v) Settlement of Performance Awards; Other Terms. Settlement of such Performance Awards shall be in cash, Shares, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards. The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a performance period or settlement of Performance Awards.

         (c) Annual Incentive Awards Granted to Designated Covered Employees. If and to the extent that the Committee determines that an Annual Incentive Award to be granted to an Eligible Person who is designated by the Committee as likely to be a Covered Employee should qualify as "performance-based compensation" for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Annual Incentive Award shall be contingent upon achievement of preestablished performance goals and other terms set forth in this Section 13(c).

                  (i) Annual Incentive Award Pool. The Committee may establish an Annual Incentive Award pool, which shall be an unfunded pool, for purposes of measuring Company performance in connection with Annual Incentive Awards. The amount of such Annual Incentive Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 13(b)(ii) hereof during the given performance period, as specified by the Committee in accordance with Section 13(b)(iii) hereof. The Committee may specify the amount of the Annual Incentive Award pool as a percentage of any such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

                  (ii) Potential Annual Incentive Awards. Not later than the end of the 90th day of each fiscal year, or at such other date as may be required or permitted in the case of Awards intended to be "performance-based compensation" under

                           Code Section 162(m), the Committee shall determine the Eligible Persons who will potentially receive Annual Incentive Awards, and the amounts potentially payable thereunder, for that fiscal year, either out of an Annual Incentive Award pool established by such date under Section 13(c)(i) hereof or as individual Annual Incentive Awards. In the case of individual Annual Incentive Awards intended to qualify under Code Section 162(m), the amount potentially payable shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 13(b)(ii) hereof in the given performance year, as specified by the Committee; in other cases, such amount shall be based on such criteria as shall be established by the Committee.

                  (iii) Payout of Annual Incentive Awards. After the end of each fiscal year, the Committee shall determine the amount, if any, of (A) the Annual Incentive Award pool, and the maximum amount of potential Annual Incentive Award payable to each Participant in the Annual Incentive Award pool, or (B) the amount of potential Annual Incentive Award otherwise payable to each Participant. The Committee may, in its discretion, determine that the amount payable to any Participant as an Annual Incentive Award shall be reduced from the amount of his or her potential Annual Incentive Award, including a determination to make no Award whatsoever. The Committee shall specify the circumstances in which an Annual Incentive Award shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a fiscal year or settlement of such Annual Incentive Award.

         (d) Written Determinations. All determinations by the Committee as to the establishment of performance goals, the amount of any Performance Award pool or potential individual Performance Awards and as to the achievement of performance goals relating to Performance Awards under
         Section 13(b), and the amount of any Annual Incentive Award pool or potential individual Annual Incentive Awards and the amount of final Annual Incentive Awards under Section 13(c), shall be made in writing in the case of any Award intended to qualify under Code Section 162(m). The Committee may not delegate any responsibility relating to such Performance Awards or Annual Incentive Awards if and to the extent required to comply with Code Section 162(m).

         (e) Maximum Performance Award and Annual Incentive Award. The maximum amount that may be earned as an Annual Incentive Award or other cash Award in any fiscal year by any one Participant, and the maximum amount that may be earned as a Performance Award or other cash Award in respect of a performance period by any one Participant, shall be $5,000,000.

         (f) Status of Section 13(b) and Section 13(c) Awards Under Code Section 162(m). It is the intent of the Company that Performance Awards and Annual Incentive Awards under

         Section 13(b) and 13(c) hereof granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Code Section 162(m) and regulations thereunder shall, if so designated by the Committee, constitute "qualified performance-based compensation" within the meaning of Code Section 162(m) and regulations thereunder. Accordingly, the terms of Sections 13(b), (c), (d), (e) and (f), including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of Performance Awards or an Annual Incentive Award, as likely to be a Covered Employee with respect to that fiscal year. If any provision of the Plan or any agreement relating to such Performance Awards or Annual Incentive Awards does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

         14. ADMINISTRATION OF THE PLAN.

         (a) The Plan shall be administered by the Committee, which shall consist of not less than two Directors, each of whom shall be Outside Directors. The Committee shall have all of the powers of the Board with respect to the Plan. Any member of the Committee may be removed at any time, with or without cause, by resolution of the Board and any vacancy occurring in the membership of the Committee may be filled by appointment of the Board.

         (b) The Committee, from time to time, may adopt rules and regulations for carrying out the purposes of the Plan. The Committee's determinations and its interpretation and construction of any provision of the Plan shall be final and conclusive.

         (c) Any and all decisions or determinations of the Committee shall be made either (i) by a majority vote of the members of the Committee at a meeting or (ii) without a meeting by the unanimous written approval of the members of the Committee.

         (d) The Board may reserve to itself the power to grant Options to employees or Directors of the Company or any Subsidiary who are not Covered Employees. If and to the extent that the Board reserves such powers, then all references herein to the Committee shall refer to the Board with respect to the Options granted by the Board.

         15. INCENTIVE OPTIONS FOR 10% STOCKHOLDERS. Notwithstanding any other provisions of the Plan to the contrary, an Incentive Stock Option shall not be granted to any person owning directly or indirectly (through attribution under Section 424(d) of the Internal Revenue Code) at the date of grant, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or of its subsidiary [as defined in Section 424 of the Internal Revenue Code] at the date of grant) unless the option price of such Option is at least 110% of the Fair Market Value of the Shares subject to such Option on the date the Option is granted, and such Option by its terms is not exercisable after the expiration of five years from the date such Option is granted.

         16. INTERPRETATION

         (a) The Plan shall be administered and interpreted so that all Incentive Stock Options granted under the plan will qualify as Incentive Stock Options under section 422 of the Internal Revenue Code. If any provision of the Plan should be held invalid for the granting of Incentive Stock Options or illegal for any reason, such determination shall not affect the remaining provisions hereof, but instead the Plan shall be construed and enforced as if such provision had never been included in the Plan.

         (b) This Plan shall be governed by the laws of the State of Florida.

         (c) Headings contained in this Plan are for convenience only and shall in no manner be construed as part of the Plan.

         (d) Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate.

         (e) As it is the intent of the Company that the Plan comply in all respects with Rule 16b-3 promulgated under the Exchange Act ("Rule 16b-3"), any ambiguities or inconsistencies in construction of the Plan shall be interpreted to give effect to such intention, and if any provision of the Plan is found not to be in compliance with Rule 16b-3, such provision shall be deemed null and void to the extent required to permit the Plan to comply with Rule 16b-3. The Board and the Committee each may from time to time adopt rules and regulations under, and amend, the Plan in furtherance of the intent of the foregoing.

         17. AMENDMENT AND DISCONTINUATION OF THE PLAN. Either the Board or the Committee may from time to time amend the Plan or any Option; provided, however, that, except to the extent provided in Section 10, no such amendment may, without approval by the stockholders of the Company, (a) materially increase the benefits accruing to participants under the Plan, (b) materially increase the number of securities which may be issued under the Plan, or (c) materially modify the requirements as to eligibility for participation in the Plan; and provided further, that, except to the extent provided in Section 9, no amendment or suspension of the Plan or any Option issued hereunder shall substantially impair any Option previously granted to any Participant without the consent of such Participant.

         18. EFFECTIVE DATE AND TERMINATION DATE. The effective date of the Plan is as of January 1, 1998, provided that the stockholders of the Company have approved the Plan on or before September 1, 1998, and the Plan shall terminate on the 10th anniversary of the effective date.

                                                                      APPENDIX B



PROXY

                             HAMILTON BANCORP INC.

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

     The undersigned does hereby constitute and appoint EDUARDO A. MASFERRER, or failing him, JUAN CARLOS BERNACE, or failing him, J. REID BINGHAM and each of them with power of substitution to each, the proxies of the undersigned to vote all shares of HAMILTON BANCORP INC. which the undersigned may be entitled to vote at the Annual Meeting of its stockholders to be held on June 12, 1998, at 9:30 a.m., local time, and at any adjournment or adjournments thereof upon the matters described in the accompanying Proxy Statement and upon any other business that may properly come before the meeting or adjournment thereof. Said proxies are directed to vote or to refrain from voting as checked below upon the following matters, and otherwise in their discretion upon other matters in connection with the following or otherwise as may properly come before the meeting or any adjournment thereof.


                         (CONTINUED ON THE OTHER SIDE)


                              FOLD AND DETACH HERE




PLEASE MARK YOUR CHOICE IN DARK INK PER THE EXAMPLE IN THE UPPER RIGHT HAND CORNER AND SIGN AND DATE BELOW.
                                                                                                                 PLEASE MARK
                                                                                                                 YOUR VOTES AS  [X]
                                                                                                                 INDICATED IN
                                                                                                                 THIS EXAMPLE



1. ELECTION OF DIRECTORS:                                2. APPROVAL OF 1998 EXECUTIVE INCENTIVE COMPENSATION PLAN.

       VOTE FOR          WITHHOLD
     ALL (except           FROM
      as marked           VOTING
   to the contrary)      FOR ALL
                                                                   FOR      AGAINST       ABSTAIN
         [ ]               [ ]                                     [ ]        [ ]           [ ]

To withhold a vote for any individual director, please strike a line through the name below.


Maura A. Acosta            Thomas F. Gaffney
William Alexander          Eduardo A. Masferrer
William Bickford           Virgilio E. Sosa, Jr.

                                                                     (1) PLEASE DATE, SIGN EXACTLY AS YOUR NAME APPEARS,
                                                                         AND RETURN THIS FORM IN THE ENCLOSED ENVELOPE.

                                                                     (2) Your Shares will be voted according to your instructions.
                                                                         If you do not indicate specific instructions in the spaces provided above, but you properly sign the instruction card the Trustee will vote your shares "FOR".





Signature________________________________________________________________________Date______________________________________________




                              FOLD AND DETACH HERE